UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2009

AMEREX GROUP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-13118	20-4898182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Peoria Avenue, Tulsa, Oklahoma 74106
 (Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events

Amerex Group, Inc. (the “Company”), in its annual report on Form 10-K for the year ended December 31, 2008, and in its quarterly report on Form 10-Q for the quarter ended March 31, 2009, disclosed that the Company had, and continues to have, insufficient funds to pay its obligations incurred in the ordinary course as and when they are due, including salaries and payroll taxes.

The Company also disclosed that is has experienced cash flow difficulties, currently owes the Internal Revenue Service and certain state and local revenue authorities for past due payroll taxes and is currently in default according to the terms of its note agreements, which causes the balances to become due on demand.  The Company disclosed that it does not have alternate sources of capital sufficient to meet such demands, if made, and that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has obtained funding to sustain itself, in the form of additional borrowings from CAMOFI Master, LDC (“CAMOFI”), the Company’s senior secured lender.  The Company has disclosed in its reports filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2008, and in its quarterly report on Form 10-Q for the quarter ended March 31, 2009, that there are no assurances that additional funding will be available to the Company or, if available, will be on terms acceptable to the Company and that if the Company fails to secure additional capital, it will be forced to curtail or discontinue its operations and cease to be a going concern.

Since the Company’s borrowing base under its Line of Credit with CAMOFI has not been sufficient to permit additional borrowing under the Line of Credit, the Company has relied on additional funds from CAMOFI to satisfy ongoing working capital requirements that are essential to the Company continuing as a going concern.  However, CAMOFI was not required to provide the Company with additional funding in the future.

Recently, the Company was advised that CAMOFI would not provide funds for the Company to pay its accounting firm to assist in the preparation of the Company’s quarter report on Form 10-Q for the quarter ended June 30, 2009.  Consequently, the Company has not, and will not file that quarterly report.  Thereafter, CAMOFI advised the Company that it would not provide further funding for operations and intended to foreclose its security interests covering the assets of the Company and its subsidiaries.

The Board of Directors of the Company met and considered strategic alternatives for the Company designed to preserve the value of its assets for its shareholders, but concluded that there was no value in excess of the amount of secured indebtedness encumbering its assets and its was without funds to defend any action proposed to be taken by CAMOFI.  Accordingly, on August 24, 2009, the Company and its subsidiaries entered into an agreement with CAMOFI and WES&A Holdings, LLC, as designee of CAMOFI (the “Designee”), that provides for the transfer to CAMOFI or the Designee of all of the Companies assets, including real, personal and intangible property (the “Transfer Agreement”), and a Stock Transfer Agreement that provides for the transfer to CAMOFI or the Designee of the stock of the subsidiaries of the Company.  A copy of the Transfer Agreement and the Stock Transfer Agreement are filed herewith.  As a consequence of the Agreement, and its obligations under the Agreement, the Company will cease to be a going concern.

On August 27, 2009, the Company issued a press release in connection with the transfer of its assets to the Designee, a copy of which is filed herewith as an exhibit.

Item 9.01  Exhibits.

(d)
10.01	Agreement dated August 24, 2009, between Amerex Group, Inc. and its subsidiaries, and CAMOFI Master, LDC and WES&A Holdings, LLC.

10.02	Stock Transfer Agreement dated August 24, 2009, between Amerex Group, Inc. and its subsidiaries, and CAMOFI Master, LDC and WES&A Holdings, LLC.

99.01	Press Release, dated August 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREX GROUP, INC.

Dated: August 28, 2009	By:	/s/ Stephen K. Onody
Name: Stephen K. Onody
Title: President, Interim Chief Executive Officer